Exhibit 99.(a)22

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REJECT THE BARRICK OFFER

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December 2005

Discovery of High-Grade Zones at Campbell Mine

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December 2005

Cautionary Statement

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This presentation, including the discussion of the reasons for the recommendation of Placer Dome’s Board of Directors, contains forward-looking statements that were based on expectations, estimates and projections as of the date of this presentation.  Generally these forward-looking statements can be identified by the use of forward-looking terminology such as “believe”, “potential”, “expect”, “forecast”, “estimate”, “would”, “could”, “if” and “may”. Any forward-looking statement is subject to known and unknown risks, uncertainties and other factors which may cause actual results and developments to materially differ from those expressed by, or implied by the forward-looking statements in this presentation.

These forward-looking statements are based on a number of assumptions which may prove to be incorrect including, but not limited to: the fair value of the assets of Placer Dome; the existence of third parties interested in purchasing some or all of Placer Dome’s assets; the accuracy of Placer Dome’s mineral reserves and mineral resource estimates; whether mineral resources can be developed; and what the prices of gold, copper and platinum and the cost of production will be in the future.  In addition to being subject to a number of assumptions, forward-looking statements in this presentation are subject to the risks identified on Schedule B, “Important Information Regarding Placer Dome’s Mineral Reserves and Mineral Resources” to the Directors’ Circular as well as the risks which are identified in the filings by Placer Dome with the U.S. Securities and Exchange Commission (SEC) and Canadian provincial securities regulatory authorities, including Placer Dome’s Form
40-F/Annual Information Form.

This list of factors that may affect the forward-looking statements contained in this presentation is not exhaustive and there can be no assurance that any such forward-looking statements will be accurate. These and other factors should be considered carefully and undue reliance should not be placed on such forward-looking statements.  Placer Dome does not undertake to update any forward-looking statements that are contained in this presentation, except in accordance with applicable securities laws.

ADDITIONAL DISCLOSURE

In response to the exchange offer by Barrick Gold Corporation relating to Placer Dome, Placer Dome has filed in Canada and the U.S. and mailed to its shareholders a Directors’ Circular dated November 23, 2005, and has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9, which includes the Directors’ Circular as an exhibit thereto. These documents set forth the full response of the Board of Directors of Placer Dome to the exchange offer by Barrick. Security holders are urged to read the Directors’ Circular, as well as the Solicitation/Recommendation Statement on Schedule 14D-9 (including any amendments or supplements thereto and the other documents filed as exhibits thereto), because they contain important information. Security holders may obtain a free copy of the Directors’ Circular as well as any other documents filed by Placer Dome in connection with the exchange offer by Barrick, free of charge at the SEC’s website at www.sec.gov, from Placer Dome at www.placerdome.com, or by contacting Georgeson Shareholder, the information agent retained by Placer Dome, at 1-866-245-2999.

REJECT the Barrick Offer	[LOGO]

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43-101 Information

•  For further details see Placer Dome’s new release dated December 19, 2005 and available on our website at www.placerdome.com.

•  The qualified person responsible for the HGZ and DC Zone exploration programs is Dean Crick, P. Geo., Chief Geologist, Campbell Mine.  Mr. Crick is a qualified person as defined under National Instrument 43-101 of the Canadian Securities Administrators and has verified the data (including sampling, analytical and test data) as appropriate in his professional opinion. Independent data verification has not been performed. QA/QC procedures meet or exceed industry standards.

•  Investors are cautioned that insufficient exploration work has been performed to date to estimate a mineral reserve or mineral resource within these new zones.

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Discovery of High-Grade Zones At Campbell

•                  Extension of Red Lake HGZ discovered on Campbell property

•                  Targeted exploration has intersected the Red Lake HGZ 75 metres within Campbell’s property line

•                  HGZ remains open along strike and at depth on the Campbell property

•                  High-grade zone discovered within DC Zone

•                  Spectacular visible gold area intersected

•                  Zone has been traced over 75 vertical metres

•                  Demonstrates ability for Deep Campbell to deliver high-grades like the shallower mine areas

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Red Lake HGZ at Campbell

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Source: Red Lake Mine Analyst Meeting presentation dated May 2005 and available on their website at www.goldcorp.com

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(1)        See Goldcorp news release dated February 21, 2005

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•                  What it looks like

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•                  Pilot hole intersected the HGZ at a depth of 2,600 metres (approximately 8,500 feet) below surface

•                  Deposit remains open along strike and at depth

•                  HGZ dips 50 degrees to the west and contains significant down-dip potential on the Campbell property

•                  Exploration activity to intensify

•                  Numerous wedge holes will be drilled from the initial pilot hole

•                  Exploration drilling to commence from Campbell’s 40 level hanging wall exploration drift

•                  Very significant development at Campbell as opens up south side of mine for exploration

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DC Zone High-Grade Discovery

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•                  Development and mining in the DC zone targeting a higher-grade zone

•                  Encountered 484 g/t over 4.9 meters for 11 metres (uncut) at a vertical depth of approximately 1,800 m

•                  Drilling from attack drift hit high grade between a vertical depth of 1800-1850 metres

•                  Early stage definition drilling from 40 level encountered spectacular grades down to a depth of 1,875 metres

•                  Further ore definition drilling planned from the 40 level hanging wall drive

•                  Drill access is expected to be completed in June 2006

•                  Sectional drilling to be conducted between vertical depths of 1,875-2,590 metres

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Drill Hole	From (m)	To (m)	Width (m)	Au (g/t)
D40019	73.9	76.2	2.3	61.03
D40019	78.2	81.8	3.60	142.6
D40064	82.7	83.5	0.80	454.6
D40064	91.0	92.5	1.5	172.0
D40086	71.5	77.2	5.7	22.11
D40087	61.3	66.0	4.7	77.14
Including	61.3	62.0	0.6	374.4
D40087	69.1	73.1	4.0	25.03

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All assays uncut

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Museum quality
samples from
DC 40-1 blast

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•                  Mining activity uncovered 11 metre section which averaged 484 g/t (uncut) across a width of 4.88 m

•                  Significant visible gold first uncovered at Campbell’s 40 working level (approximately 1,800 metres below surface)

•                  High grade encountered during drilling of down plunge extension of the DC Zone

•                  Definition drilling conducted between Campbell’s 40-42 levels (approximately 1,800-1,900 metres below surface)

•                  Additional deep drilling to Campbell’s 47 level (2,185 metres below surface)

•                  Uncut assays include:

•                  143 g/t over 3.6 metres

•                  77 g/t over 4.7 metres ( including 374 g/t over 0.6m)

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Discovery of High-Grade Zones At Campbell

•                  Demonstrates the untapped potential and value at Campbell

•                  Demonstrates potential for Campbell to re-emerge as the highest quality mine in Canada

•                  Another example of Placer Dome’s ability to create value through focused and consistent exploration

•                  Validates the value of long-life underground mining operations and their ability to continue to deliver upside to shareholders

•                  PDG shareholders currently positioned to benefit from potential exploration upside

•                  Barrick offer does not reflect Campbell upside

•                  Barrick deal with Goldcorp does not reflect Campbell upside

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Placer Dome’s Management and Board are Fully Committed to Enhancing Shareholder Value

You Should REJECT The Barrick Offer

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